Exhibit 24(a)


                           CONSENT OF INDEPENDENT AUDITORS


          The Board of Directors
          Crestar Financial Corporation:

             We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1992 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


          Richmond, Virginia
          February 14, 1994